Exhibit 99.1

Soluna Fills Rack Capacity at Dorothy 2 with

30 MW Expansion with Top-Tier Bitcoin

Miner

ALBANY, NY, July 8, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced a 30 MW expansion with an industry-leading Bitcoin miner at the company’s flagship project site, Texas-based Project Dorothy 2. This marks the third expansion with this customer, who first deployed with Soluna at Project Sophie in 2023. With this deal, Project Dorothy 2 is now fully marketed and contracted.

“This milestone marks the full ramp of Dorothy 2’s sustainable hosting capacity—and another strong vote of confidence from one of our longest-standing customers,” said John Belizaire, CEO of Soluna. “It’s a major milestone in our growth pipeline, bringing 100% of our active facilities to full capacity. It also underscores the rising demand for efficient, renewable-powered infrastructure in the post-halving era.”

The customer expansion represents an additional 1,462.03 PH/s of hashrate powered by renewable energy, further advancing both companies’ commitment to sustainable blockchain infrastructure in the United States.

Project Dorothy 2 is a 48 MW data center co-located with a 150 MW wind farm. The first phase of its three-phase ramp came online in Q2 2025 and will reach full capacity in Q4 2025. The site is engineered to optimize Bitcoin mining efficiency while reducing environmental impact. Soluna will begin phasing in the customer’s hardware in the coming weeks.

For updates and more information, visit www.solunacomputing.com.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Dorothy 2, and our expectations with respect to the amount of renewable energy capacity Project Dorothy 2 will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co